================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                            ------------------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): December 1, 1997

                                 WORLDTEX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                   1-11438                                      56-1789271
          (COMMISSION FILE NUMBER)                   (IRS EMPLOYER IDENTIFICATION NO.)

            212 12TH AVENUE N.E.
           HICKORY, NORTH CAROLINA                                 28601
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                                 (704) 328-5381
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On December 1, 1997, Worldtex, Inc. (the "Company"), through a wholly-owned subsidiary ("Buyer"), completed the acquisition of substantially all of the assets of the Elastic Corporation of America division ("ECA") of NFA Corp. for approximately $76.3 million in cash and the assumption of $6.0 million in long term debt. Buyer acquired ECA from NFA Corp. pursuant to the Asset Purchase Agreement, dated as of October 29, 1997, which is filed as Exhibit 2.1 to this Report. ECA was a supplier of woven and knitted narrow elastic fabrics to the apparel industry, and the Company intends that the acquired assets continue to be used for such purposes.

     On December 1, 1997, the Company also completed a Rule 144A private placement of $175.0 million of its 9 5/8% Senior Notes due 2007 (the "Senior Notes") for net cash proceeds to the Company of approximately $170.0 million, which were used to pay the purchase price for the ECA acquisition, to repay existing debt of approximately $79.0 million and to pay transactions expenses. The remaining net cash proceeds will be used for general corporate purposes. The Senior Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     The foregoing transactions are more fully described in the Company's news release, dated December 1, 1997, which is filed as Exhibit 99.1 to this Report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of business acquired.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
ELASTIC CORPORATION OF AMERICA (A DIVISION OF NFA CORP.)
Audited Financial Statements:
  Independent Auditors' Report........................................................    3
  Statements of assets, liabilities and divisional equity as of December 28, 1996,
     December 30, 1995 and December 31, 1994..........................................    4
  Statements of income and divisional equity for the fiscal years ended December 28,
     1996, December 30, 1995 and December 31, 1994....................................    5
  Statements of cash flows for the fiscal years ended December 28, 1996, December 30,
     1995 and December 31, 1994.......................................................    6
  Notes to Financial Statements.......................................................    7
Unaudited Financial Statements:
  Statement of assets, liabilities and divisional equity as of September 27, 1997.....   12
  Statements of income and divisional equity for the thirty-nine weeks ended September
     27, 1997 and September 28, 1996..................................................   13
  Statements of cash flows for the thirty-nine weeks ended September 27, 1997 and
     September 28, 1996...............................................................   14
  Notes to Unaudited Financial Statements.............................................   15

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
NFA Corp.
Chestnut Hill, Massachusetts

     We have audited the accompanying statements of assets, liabilities and divisional equity of the Elastic Corporation of America ("ECA") (a division of NFA Corp. ("NFA")) as of December 28, 1996, December 30, 1995, and December 31, 1994, and the related statements of income and divisional equity, and cash flows for the periods then ended. These financial statements are the responsibility of ECA's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of ECA at December 28, 1996, December 30, 1995, and December 31, 1994, and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared from the separate records maintained by ECA and may not necessarily be indicative of the conditions that would have existed or the results of operations if ECA had been operated as an unaffiliated company. As discussed in Note 1 to the financial statements, a portion of expenses represents allocations made from NFA home-office items applicable to ECA and other NFA corporate charges.

                                          DELOITTE & TOUCHE LLP
October 14, 1997

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

            STATEMENTS OF ASSETS, LIABILITIES AND DIVISIONAL EQUITY DECEMBER 28, 1996, DECEMBER 30, 1995 AND DECEMBER 31, 1994

                                                         1996           1995           1994
                                                      ----------     ----------     ----------
                                    ASSETS
Current assets:
  Cash............................................    $  109,005     $  111,559     $  153,853
  Accounts receivable, less allowance for doubtful
     accounts of $330,000, $230,000, and $230,000,
     respectively (Note 9)........................     9,569,967      6,865,331      9,652,638
  Employee loans..................................       233,188         94,987         84,687
  Inventories (Note 2)............................    10,676,161      8,646,900     10,174,377
  Prepaid expenses................................       297,433        194,118        316,335
                                                      -----------    -----------    -----------
  Total current assets............................    20,885,754     15,912,895     20,381,890
                                                      -----------    -----------    -----------
Property, plant and equipment:
  Land............................................       159,558        159,558        159,558
  Building and leasehold improvements.............     5,346,247      5,251,544      4,482,994
  Machinery and equipment.........................    19,476,965     18,722,645     18,372,419
  Construction in progress........................       286,500        144,520        361,847
                                                      -----------    -----------    -----------
                                                      25,269,270     24,278,267     23,376,818
  Less accumulated depreciation
     and amortization.............................    16,137,534     14,440,390     12,542,623
                                                      -----------    -----------    -----------
     Property, plant and equipment--net...........     9,131,736      9,837,877     10,834,195
                                                      -----------    -----------    -----------
Escrow funds restricted under bond indenture......            --          8,808      1,031,517
                                                      -----------    -----------    -----------
Deferred financing cost...........................       171,615        195,079        220,043
                                                      -----------    -----------    -----------
Total.............................................    $30,189,105    $25,954,659    $32,467,645
                                                      ===========    ===========    ===========
                       LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
  Accounts payable................................    $1,959,779     $1,079,467     $1,832,469
  Accrued pension costs (Note 4)..................            --        556,050        395,372
  Accrued commissions.............................        20,475        100,000        269,356
  Accrued expenses (other)........................       549,343        422,854        427,383
  Current maturities of long-term debt (Note 3)...            --        700,000        700,000
                                                      -----------    -----------    -----------
     Total current liabilities....................     2,529,597      2,858,371      3,624,580
Long-term debt (Note 3)...........................     6,000,000      6,000,000      6,700,000
Deferred compensation (Note 6)....................       717,496        734,512        664,796
                                                      -----------    -----------    -----------
     Total liabilities............................     9,247,093      9,592,883     10,989,376
Commitments (Note 5)
Divisional equity (Note 7)........................    20,942,012     16,361,776     21,478,269
                                                      -----------    -----------    -----------
Total.............................................    $30,189,105    $25,954,659    $32,467,645
                                                      ===========    ===========    ===========

                       See notes to financial statements.

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                   STATEMENTS OF INCOME AND DIVISIONAL EQUITY
      FIFTY-TWO-WEEK PERIODS ENDED DECEMBER 28, 1996 AND DECEMBER 30, 1995
              AND FIFTY-THREE-WEEK PERIOD ENDED DECEMBER 31, 1994

                                                           1996          1995          1994
                                                        ----------    ----------    ----------
NET SALES (Note 9)..................................    $55,797,589   $58,055,129   $61,339,740
COST OF SALES.......................................    41,827,674    45,059,635    45,666,324
                                                        -----------   -----------   -----------
GROSS PROFIT........................................    13,969,915    12,995,494    15,673,416
                                                        -----------   -----------   -----------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (Notes
  8 and 10).........................................     6,664,083     6,219,131     9,379,301
INTEREST EXPENSE (Notes 3, 7, and 8)................       813,898     1,147,251     1,000,785
                                                        -----------   -----------   -----------
TOTAL EXPENSES......................................     7,477,981     7,366,382    10,380,086
                                                        -----------   -----------   -----------
NET INCOME..........................................     6,491,934     5,629,112     5,293,330
DIVISIONAL EQUITY, BEGINNING OF PERIOD..............    16,361,776    21,478,269    20,729,793
DISTRIBUTIONS TO CORPORATE..........................    (1,911,698)   (10,745,605)  (4,544,854)
                                                        -----------   -----------   -----------
DIVISIONAL EQUITY, END OF PERIOD....................    $20,942,012   $16,361,776   $21,478,269
                                                        ===========   ===========   ===========

                       See notes to financial statements.

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                            STATEMENTS OF CASH FLOWS
      FIFTY-TWO-WEEK PERIODS ENDED DECEMBER 28, 1996 AND DECEMBER 30, 1995
              AND FIFTY-THREE-WEEK PERIOD ENDED DECEMBER 31, 1994

                                                           1996          1995          1994
                                                        ----------    ----------    ----------
Cash Flows From Operating Activities
Net income..........................................    $6,491,934    $5,629,112    $5,293,330
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Gain on disposal of property, plant and
     equipment......................................            --       (15,081)       (3,000)
  Depreciation and amortization.....................     1,876,702     1,943,071     1,992,437
  Changes in assets and liabilities:
     Accounts receivable, net.......................    (2,842,837)    2,777,007      (978,832)
     Inventories....................................    (2,029,261)    1,527,477      (992,703)
     Prepaid expenses...............................      (103,315)      122,217       170,463
     Accounts payable and accrued expenses..........       371,226      (766,209)       (4,544)
     Deferred compensation..........................       (17,016)       69,716       307,682
                                                        ----------    ----------    ----------
       Net cash provided by operating activities....     3,747,433    11,287,310     5,784,833
                                                        ----------    ----------    ----------

Cash Flows From Investing Activities:
Addition to property, plant and equipment...........    (1,170,937)     (943,513)   (1,370,691)
Decrease in escrow funds restricted under bond
  indenture.........................................         8,808     1,022,709       335,546
Proceeds from sale of equipment.....................        23,840        36,805       200,240
                                                        ----------    ----------    ----------
       Net cash (used in) provided by investing
          activities................................    (1,138,289)      116,001      (834,905)
                                                        ----------    ----------    ----------

Cash Flow From Financing Activities:
Repayments on notes payables........................            --            --        (7,299)
Payments for long-term debt.........................      (700,000)     (700,000)     (400,000)
Cash remitted to corporate..........................    (1,911,698)   (10,745,605)  (4,544,854)
                                                        ----------    ----------    ----------
       Net cash used in financing activities........    (2,611,698)   (11,445,605)  (4,952,153)
                                                        ----------    ----------    ----------

Net Decrease in Cash:...............................        (2,554)      (42,294)       (2,225)

Cash, Beginning of Period:..........................       111,559       153,853       156,078
                                                        ----------    ----------    ----------

Cash, end of Period:................................    $  109,005    $  111,559    $  153,853
                                                        ==========    ==========    ==========

Supplemental Cash Flow Information
  Cash paid for interest............................    $  379,969    $  399,678    $  294,302
                                                        ==========    ==========    ==========

                       See notes to financial statements.

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                         NOTES TO FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION--Elastic Corporation of America ("ECA") is a division of NFA Corp. ("NFA"). ECA is engaged in the manufacture and distribution of narrow elastic and other specialty textiles. On September 19, 1997, NFA entered into a letter of intent to sell the ECA business of NFA.

     The accompanying financial statements include the historical basis financial statements of ECA. ECA has been operated as a division of NFA, sharing corporate services (audit, legal and group administrative functions) with other NFA divisions. The financial statements have been prepared from the separate records maintained for the ECA division for the periods presented, and include the historical assets, liabilities, revenues and expenses related to the ECA division. For the periods presented, selling, general and administrative expenses include a corporate charge which was determined based on 1.5% of sales. In addition, employee pension costs are allocated based on number of personnel. A cost of capital, at prime, is also charged by NFA for the average daily balance of net advances and loans ("divisional equity") in excess of specified amounts (Note 7).

     Management believes that the foregoing allocation for pension costs is reasonable; however, this allocation and the corporate charges do not necessarily equal the costs which would have been incurred on a stand-alone basis.

     The financial information included herein does not reflect any adjustments that may be made by the buyer to record the allocation of purchase price to the assets purchased and liabilities assumed in preparing an opening balance sheet, nor does it reflect what the results of operations are expected to be in the future or what the financial position and results of operations would have been had ECA been a separate stand-alone entity during the periods presented.

     CASH--ECA was included in the centralized cash management system of NFA, whereby net daily cash activity of ECA's zero balance disbursement account was charged or credited to ECA through its divisional equity account (Note
     7). Cash balances represent amounts associated with payroll and other miscellaneous bank accounts.

     INVENTORIES--Inventories are stated at the lower of cost, on a first-in, first-out ("FIFO") method, or market.

     PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment is recorded at cost. Depreciation and amortization are computed principally by use of the straight-line method over the estimated useful lives (generally three to thirty years).

     DEFERRED FINANCING COST--The cost relating to long-term debt is capitalized and amortized using the interest method over the maturities of the related obligation.

     REVENUE RECOGNITION--Sales are reflected in the statements of income and divisional equity when products are shipped.

     INCOME TAXES--NFA has elected to be an S Corporation for federal income tax purposes. Income earned by NFA is allocated to stockholders who are responsible for the payment of taxes thereon. The states in which ECA operates permit S Corporation status for state income tax purposes. As a result of ECA operating in states which permit S Corporation status, no provision for income taxes has been provided in the accompanying financial statements.

     USE OF ESTIMATES--The preparation of ECA's financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     IMPAIRMENT OF LONG-LIVED ASSETS--In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." ECA's adoption of SFAS No. 121 in 1996 had no financial statement impact.

     FISCAL YEAR--ECA operates on a fifty-two or fifty-three-week year ending on the last Saturday in December. The fiscal years ended December 28, 1996 and December 30, 1995 contained fifty-two weeks and December 31, 1994 contained fifty-three weeks.

2.   INVENTORIES

     Inventories at the balance sheet dates are as follows:

                                                   DECEMBER        DECEMBER        DECEMBER
                                                      28,             30,             31,
                                                     1996            1995            1994
                                                  -----------     -----------     -----------
    Raw materials and supplies................    $2,019,078      $2,152,763      $2,318,698
    Work in process...........................     4,774,643       3,968,341       3,830,128
    Finished goods............................     3,882,440       2,525,796       4,025,551
                                                  -----------     ----------      -----------
                                                  $10,676,161     $8,646,900      $10,174,377
                                                  ===========     ==========      ===========

3.   LONG-TERM DEBT

     Long-term debt at the balance sheet dates consists of the following:

                                                          DECEMBER       DECEMBER       DECEMBER
                                                            28,            30,            31,
                                                            1996           1995           1994
                                                         ----------     ----------     ----------
    Industrial Revenue Bonds, Columbiana, Alabama
      ("IRB-AL") rental payments payable $700,000
      annually through 1996, the remaining $6 million
      is due June 1, 2014 plus interest at variable
      rates ranging from 3.12%-4.15%.................    $6,000,000     $6,700,000     $7,400,000
    Less current maturities..........................            --       (700,000)      (700,000)
                                                         ----------     ----------     ----------
                                                         $6,000,000     $6,000,000     $6,700,000
                                                         ==========     ==========     ==========

     In June 1992 NFA entered into a lease agreement ("the Agreement") with the Industrial Development Board of the City of Columbiana ("IDBCC"). Pursuant to the Agreement, IDBCC, the issuer of $8,100,000 of Revenue Bonds ("the Bonds") issued for the purpose of financing the cost of acquiring, constructing and equipping an industrial facility (ECA's Headquarters, "the NFA Project"), leased the NFA Project to NFA. NFA agreed to pay rentals to IDBCC equal to the debt service on the Bonds. The final maturity of the Bonds and the termination of the lease was June 1, 2004. IDBCC assigned and pledged to the bond trustee all of its rights under the lease. As security for the payment of the debt service on the Bonds, NFA entered into a Guaranty Agreement in favor of the bond trustee, guaranteeing payment on the debt service. The Guaranty is supported by an irrevocable direct pay Letter of Credit ("LOC") which permits the bond trustee to draw an amount sufficient to pay, when due, the principal of, and up to 200 days interest on, the bonds. The LOC was established to not exceed $6,333,334. There were no balances drawn or outstanding on this LOC at the balance sheet dates. As security for NFA's obligations under the LOC, NFA and IDBCC executed a mortgage, assignment of leases and security

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     agreement in favor of the bank that issued the LOC, whereby the bank was granted a mortgage, and security interest in the NFA project. Under the terms of the Agreement and bond indenture, funds available to NFA were required to be deposited into an escrow project fund with the bond trustee. Use of such funds was limited to the NFA Project. NFA is also required to comply with certain affirmative and negative covenants; these covenants restrict NFA from incurring other indebtedness, limit distributions of income and require the maintenance of certain financial ratios. NFA was in compliance with these covenants at the balance sheet dates. The obligation associated with the bond issuance and the related capital costs of the NFA Project have been recorded by ECA.

     The capitalized costs of the NFA project were approximately $7,700,000, $7,700,000 and $7,100,000 at December 28, 1996, December 30, 1995 and
     December 31, 1994, respectively.

     The net book value of the NFA Project costs was approximately $3,900,000, $4,100,000, and $4,400,000 at December 28, 1996, December 30, 1995, and
     December 31, 1994, respectively.

     In May 1997 the lease was amended to extend the term of the agreement from June 1, 2004 to June 1, 2014. In conjunction with the execution of the amendment, bond holders approved an amendment to the bond indenture to remove the requirements for scheduled annual mandatory redemption of the bonds on June 1, 1997 and thereafter. The indenture was also amended to extend the final maturity of the bonds from June 1, 2004 to June 1, 2014. The expiration of the LOC has been extended to March 31, 1999. The scheduled maturity of long-term debt as of December 28, 1996 reflects the lease amendment.

4.   RETIREMENT PLANS

     Until December 30, 1995, NFA had a noncontributory defined benefit retirement plan covering substantially all nonunion employees, including employees of ECA. The plan provided benefits to employees upon retirement that were correlated to the Social Security law.

     The benefits under the plan were based on the employee's highest seven years of compensation. NFA's policy was to fund the minimum required contribution necessary to meet the present and future obligations of the plan. Contributions were intended to provide not only benefits attributed to service to date but also for those expected to be earned in the future. Contributions were made to a tax-exempt master trust. Plan assets consisted principally of listed equity securities, corporate obligations and U.S. Government bonds.

     In 1995, NFA adopted a plan amendment, effective December 31, 1995, ceasing the addition of new participants to the plan. The plan obligations were remeasured using an assumed discount rate of 6% and a long-term rate of return of 6%. In 1996 the plan was terminated and the plan obligation was settled in 1997. NFA recognized a curtailment gain of approximately $1,129,000 upon amending the plan. There was no allocation of the curtailment gain to ECA. As all activity determined costs have previously been recorded, NFA believes that it has no further costs relating to this plan after 1995.

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Pension costs for 1995 and 1994 related to the employees of the ECA business were determined based on actuarial calculations and allocations, based on number of employees, as follows:

                                                                          1995         1994
                                                                        --------     ---------
    Service cost--benefits earned during the period.................    $431,849     $ 358,790
    Interest cost on projected benefit obligation...................     362,245       295,712
    Actual return on plan asset.....................................    (237,710)     (266,630)
    Net amortization and deferral...................................         916       (11,743)
                                                                        --------      --------
    Net pension expense.............................................    $557,300     $ 376,129
                                                                        ========      ========

     NFA maintains a 401(k) defined contribution plan covering substantially all employees. Beginning in 1996, the plan includes an employer annually elective matching contribution provision. The 401(k) expense applicable to ECA employees amounted to $77,115 in 1996.

5.   COMMITMENTS

     NFA leases certain equipment and vehicles under noncancelable leases expiring at various dates through 2002. Certain of these leases contain renewal and purchase options. Future minimum rental commitments on leases applicable to the ECA business were as follows:

            1997...................................................    $  801,318
            1998...................................................       603,043
            1999...................................................       561,259
            2000...................................................       551,805
            2001...................................................       493,820
            2002...................................................        97,342
                                                                       ----------
                                                                       $3,108,587
                                                                       ==========

     Rentals charged to operations under these leases were $759,505, $623,772, and $214,177 for 1996, 1995, and 1994, respectively.

     Under patent agreements entered into by NFA, NFA is required to pay royalties relating to the sale of certain ECA products. Royalty amounts charged to selling, general and administrative expenses were $385,200, $381,900, and $460,500 for 1996, 1995, and 1994, respectively.

6.   DEFERRED COMPENSATION AND EMPLOYMENT AGREEMENTS

     NFA has established nonqualified unfunded deferred compensation agreements for certain ECA employees. One agreement provides for fixed monthly benefits payable until February 1, 1997, on which date the remaining balance will be paid out in full. The outstanding unfunded obligation under this agreement amounted to $98,022 and was included in accrued expenses at December 28, 1996. The other agreement is part of an employment agreement and pertains to a bonus arrangement based on ECA's annual pretax income in excess of a specified base, less certain adjustments. The base amounts for periods subsequent to December 31, 1994 were not exceeded and, as such, no accrual has been recorded for 1995 and 1996. The deferred compensation is payable on January 1, 2006, or earlier in the event of termination, and earns interest at 66% of the prime rate (8.5% at December 28, 1996). The employment agreement, which expires on January 1, 2006, provides for an annual base salary of $160,000, effective January 1, 1996 with annual increases based on the greater of the consumer price index or a specified

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     amount. The minimum base salary will be $200,000 through December 31, 2000 and $240,000 thereafter. Provisions of the agreement also provide for the payment by NFA of a portion of the proceeds, subject to certain conditions, from a sale, as defined, of NFA. Proceeds to which the employee would be entitled shall be determined based on a formula as specified in the agreement. As a result of the letter of intent entered into by NFA (Note
     1), NFA intends on paying a portion of the proceeds from the proposed sale of ECA to the employee under this provision of his employment agreement. The financial statements do not include any amounts that might be payable upon the sale of ECA. Any amounts paid will be recorded in the period in which a sale is consummated. Severance payments are also provided for under the agreement.

     Deferred compensation expense, including interest, aggregated $43,724, $40,218, and $285,432 in 1996, 1995, and 1994, respectively.

7.   DIVISIONAL EQUITY

     Divisional equity represents NFA's investment in the ECA business and is comprised of permanent loans and advances, net income of the ECA business, intracompany receivables and payables and cumulative receipts less disbursements through ECA's zero balance cash account. NFA charges ECA an interest (or cost of capital) charge based on the average daily balance of divisional equity in excess of $7,500,000 at prime (8.5%, 8.5%, and 8% at December 28, 1996, December 30, 1995, and December 31, 1994, respectively) (Note 8).

8.   RELATED-PARTY TRANSACTIONS

     ECA is charged a home office service fee of 1.5% of its total sales by NFA. The home office service fee, which is included in selling, general and administrative expense, was $836,922, $870,827, and $920,097 for 1996,
     1995, and 1994, respectively.

     ECA is also charged a cost of capital in the form of interest by NFA (Note
     7). Total interest expense charged to ECA by NFA was $437,157, $703,282, and $629,063 for 1996, 1995, and 1994, respectively.

9.   SIGNIFICANT CUSTOMERS

     During 1996, 1995, and 1994, one unrelated customer accounted for approximately 13%, 24%, and 29%, and another unrelated customer accounted for approximately 10%, 9%, and 10%, respectively, of ECA's revenues. Additionally, at December 28, 1996, December 30, 1995, and December 31, 1994, accounts receivable from one customer approximated 31%, 31%, and 42%, respectively; accounts receivable from the other customer approximated 6%, 4%, and 4%, respectively, of ECA's accounts receivable.

10. CONTINGENCIES

     NFA is a defendant in certain litigation relating to counterclaims filed against ECA in connection with patents used by ECA. It is the opinion of management that any losses in connection with this matter will not have a material adverse effect on the financial position or results of operations of ECA. Legal fees associated with certain litigation have been recorded by ECA in the amount of approximately $855,200, $49,000, and $956,700 for 1996, 1995, and 1994, respectively. In addition, in 1995, NFA settled certain litigation pertaining to ECA for $2,000,000. This amount, which was recorded by NFA in 1994, has been allocated to ECA and is included in selling, general and administrative expenses for 1994.

                                *  *  *  *  *  *

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

            STATEMENTS OF ASSETS, LIABILITIES AND DIVISIONAL EQUITY

                                                                              SEPTEMBER 27, 1997
                                                                              ------------------
                                                                                 (UNAUDITED)
                                             ASSETS
Current assets:
  Cash....................................................................       $    179,772
  Accounts receivable less allowance for doubtful accounts of $906,000....         11,826,938
  Employee loans..........................................................            213,544
  Inventories.............................................................         11,752,408
  Prepaid expenses........................................................            506,278
                                                                                  -----------
  Total current assets....................................................         24,478,940
                                                                                  -----------
Property, plant and equipment:
  Land....................................................................            159,558
  Building and leasehold improvements.....................................          5,577,360
  Machinery and equipment.................................................         20,154,087
  Construction in progress................................................          1,551,835
                                                                                  -----------
                                                                                   27,442,840
  Less accumulated depreciation...........................................         17,513,209
                                                                                  -----------
                                                                                    9,929,631
                                                                                  -----------
Other assets..............................................................            759,786
                                                                                  -----------
Total.....................................................................       $ 35,168,357
                                                                                  ===========
                               LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
  Accounts payable........................................................       $  2,827,182
  Accrued expenses........................................................          1,365,728
  Current maturities of long-term debt....................................                 --
                                                                                  -----------
     Total current liabilities............................................          4,192,910
Long-term debt............................................................          6,000,000
Deferred compensation.....................................................            717,496
                                                                                  -----------
     Total liabilities....................................................         10,910,406
                                                                                  -----------
Commitments
Divisional equity.........................................................         24,257,951
                                                                                  -----------
Total.....................................................................       $ 35,168,357
                                                                                  ===========

                       See notes to financial statements.

                         ELASTIC CORPORATION OF AMERICA

                           (A DIVISION OF NFA CORP.)

                   STATEMENTS OF INCOME AND DIVISIONAL EQUITY
       THIRTY-NINE WEEKS ENDED SEPTEMBER 27, 1997 AND SEPTEMBER 28, 1996
                                  (UNAUDITED)

                                                                     1997             1996
                                                                  -----------      -----------
Net sales.......................................................  $52,738,894      $41,779,106
Cost of sales...................................................   38,913,629       31,151,218
                                                                  -----------      -----------
Gross Profit....................................................   13,825,265       10,627,888
                                                                  -----------      -----------
Selling, general and administrative expenses....................    6,447,226        5,241,023
Interest expense................................................      983,361          615,274
                                                                  -----------      -----------
Total expenses..................................................    7,430,587        5,856,297
                                                                  -----------      -----------
Net income......................................................    6,394,678        4,771,591
                                                                  -----------      -----------
Divisional equity, beginning of period..........................   20,942,012       16,361,776
Distributions to corporate......................................  (3,078,739)      (3,335,556)
                                                                  -----------      -----------
Divisional equity, end of period................................  $24,257,951      $17,797,811
                                                                  ===========      ===========

                       See notes to financial statements.

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                            STATEMENTS OF CASH FLOWS
       THIRTY-NINE WEEKS ENDED SEPTEMBER 27, 1997 AND SEPTEMBER 28, 1996
                                  (UNAUDITED)

                                                                       1997            1996
                                                                    -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................................  $ 6,394,678     $ 4,771,591
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization................................    1,387,502       1,673,151
  Changes in assets and liabilities provided (used) cash:
     Accounts receivable, net.....................................   (2,837,327)     (2,424,444)
     Inventories..................................................   (1,076,247)     (1,222,345)
     Prepaid expenses.............................................     (208,845)       (108,271)
     Accounts payable and accrued expenses........................    1,663,315       2,102,149
     Deferred compensation........................................           --         (54,533)
                                                                    -----------     -----------
          Net cash provided operating activities..................    5,323,076       4,737,298
                                                                    -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Decrease in escrow funds restricted under bond indenture........           --           4,778
  Additions to property, plant and equipment......................   (2,173,570)       (677,931)
                                                                    -----------     -----------
                                                                     (2,173,570)       (673,153)
                                                                    -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash remitted to NFA Corp. .....................................   (3,078,739)     (3,335,556)
  Payments for long term debt.....................................           --        (700,000)
                                                                    -----------     -----------
                                                                     (3,078,739)     (4,035,556)
                                                                    -----------     -----------
NET INCREASE CASH.................................................       70,767          28,589
CASH, BEGINNING OF PERIOD.........................................      109,005         111,559
                                                                    -----------     -----------
CASH, END OF PERIOD...............................................  $   179,772     $   140,148
                                                                    ===========     ===========

                       See notes to financial statements.

                         ELASTIC CORPORATION OF AMERICA
                           (A DIVISION OF NFA CORP.)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION -- Elastic Corporation of America ("ECA") is a division of NFA Corp. ("NFA"). ECA is engaged in the manufacture and distribution of narrow elastic and other specialty textiles. On September 19, 1997, NFA entered into a letter of intent to sell the ECA business of NFA. On October 29, 1997 NFA signed an asset purchase agreement for the sale of the ECA Business.

     The accompanying unaudited interim financial statements include the historical basis financial statements of ECA. ECA has been operated as a division of NFA, sharing corporate services (audit, legal and group administrative functions) with other NFA divisions. The financial statements have been prepared from the separate records maintained for the ECA division. Certain information normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. As such, these interim financial statements should be read in conjunction with ECA's 1996 financial statements and notes thereto.

     In the opinion of ECA management, the accompanying interim unaudited financial statements as of September 27, 1997 and for the thirty-nine weeks ended September 27, 1997 have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a presentation of the financial position and operating results of ECA for the period in accordance with the basis of presentation described in Note 1 to the audited ECA financial statements.

     Other Assets -- Other assets consists of long term accounts receivable of $600,000 and deferred financing costs.

     Accounts Receivable -- ECA has recorded an additional allowance for doubtful accounts of $500,000 in the thirty-nine week period ended September 27, 1997 for that portion of accounts receivable that management has determined to be uncollectable.

2.  INVENTORIES

     Inventories at the balance sheet date are as follows:

                                                                                  SEPTEMBER 27,
                                                                                      1997
                                                                                  -------------
Raw materials and supplies......................................................   $  2,377,046
Work in process.................................................................      5,398,844
Finished goods..................................................................      3,976,518
                                                                                   ------------
                                                                                   $ 11,752,408
                                                                                   ============

3. LONG-TERM DEBT

In June 1992 NFA entered into a lease agreement ("the Agreement") with the Industrial Development Board of the City of Columbiana ("IDBCC"). Pursuant to the agreement, IDBCC, the issuer of $8,100,000 of Revenue Bonds ("the Bonds") issued for the purpose of financing the cost of acquiring, constructing and equipping an industrial facility (ECA's Headquarters, "the NFA Project"), leased the NFA Project to NFA. NFA agreed to pay rentals to IDBCC equal to the debt service on the Bonds. The final maturity of the Bonds and the termination of the lease was June 1, 2004. IDBCC assigned and pledged to the bond trustee all of its rights under the lease. As security for the payment of the debt service on the Bonds, NFA entered into a Guaranty Agreement in favor of the bond trustee, guaranteeing payment on the debt service. The Guaranty is supported by an irrevocable direct pay Letter of Credit ("LOC") which permits the bond trustee to draw an amount sufficient to pay, when due, the principal of, and up to 200 days interest on, the bonds. The LOC was established to not exceed $6,333,334. There were no balances drawn or outstanding on this LOC at the balance sheet dates. As security for NFA's obligations under the LOC, NFA and IDBCC executed a mortgage, assignment of leases and security agreement in favor of the bank that issued the LOC, whereby the bank was granted a mortgage, and security interest in the NFA project. Under the terms of the Agreement and bond indenture, funds available to NFA were required to be deposited into an escrow project fund with the bond trustee. Use of such funds was limited to the NFA Project. NFA is also required to comply with certain affirmative and negative covenants; these covenants restrict NFA from incurring other indebtedness, limit distributions of income and require the maintenance of certain financial ratios. NFA was in compliance with these covenants at the balance sheet dates. The obligations associated with the bond issuance and the related capital costs of the NFA Project have been recorded by ECA.

In May 1997 the lease was amended to extend the term of the agreement from June 1, 2004 to June 1, 2014. In conjunction with the execution of the amendment, bond holders approved an amendment to the bond indenture to remove the requirements for scheduled annual mandatory redemption of the bonds on June 1, 1997 and thereafter. The indenture was also amended to extend the final maturity of the bonds from June 1, 2004 to June 1, 2014. The expiration of the LOC has been extended to March 31, 1999.

4. DEFERRED COMPENSATION AND EMPLOYMENT AGREEMENTS

NFA has established nonqualified unfunded deferred compensation agreements for certain ECA employees. One agreement provides for fixed monthly benefits payable until February 1, 1997, on which date the remaining balance was paid out in full. The other agreement is part of an employment agreement and pertains to a bonus arrangement based on ECA's annual pretax income in excess of a specified base, less certain adjustments. The base amounts for periods subsequent to December 31, 1994 were not exceeded and, as such, no accrual has been recorded subsequent to December 31, 1994. The deferred compensation is payable on January 1, 2006, or earlier in the event of termination, and earns interest at 66% of the prime rate. The employment agreement, which expires on January 1, 2006, provides for an annual base salary of $160,000, effective January 1, 1996 with annual increases based on the greater of the consumer price index or a specified amount. The minimum base salary will be $200,000 through December 31, 2000 and $240,000 thereafter. Provisions of the agreement also provide for the payment by NFA of a portion of the proceeds, subject to certain conditions, from a sale, as defined, of NFA. Proceeds to which the employee would be entitled shall be determined based on a formula as specified in the agreement. As a result of the letter of intent entered into by NFA (Note 1), NFA intends on paying a portion of the proceeds from the proposed sale of ECA to the employee under this provision of his employment agreement. The financial statements do not include any amounts that might be payable upon the sale of ECA. Any amounts paid will be recorded in the period in which a sale is consummated. Severance payments are also provided for under the agreement.

5. DIVISIONAL EQUITY

Divisional equity represents NFA's investment in the ECA business and is comprised of permanent loans and advances, net income of the ECA business, intracompany receivables and payables and cumulative receipts less disbursements through ECA's zero balance cash account. NFA charges ECA an interest (or cost of capital) charge based on the average daily balance of divisional equity in excess of $7,500,000 at prime.

6. CONTINGENCIES

     NFA is a defendant in certain litigation relating to counterclaims filed against ECA in connection with patents used by ECA. It is the opinion of management that any losses in connection with this matter will not have a material adverse effect on the financial position or results of operations of ECA.

     (b) Pro forma financial information.

     The following Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 give effect to the acquisition by the Company of substantially all of the assets of ECA (the "ECA Acquisition"), the acquisition by the Company of the Narrow Fabrics division ("Elastex") of Texfi Industries, Inc. (the "Elastex Acquisition"), the offering of the Senior Notes (the "Offering") and the application of the net proceeds from the Offering (the ECA Acquisition, the Elastex Acquisition, the Offering and the application of the net proceeds from the Offering, collectively, the "Transactions"), as if each had occurred at the beginning of the earliest period presented. The following Unaudited Pro Forma Combined Balance Sheet as of September 30, 1997 gives effect to the Transactions as if each had occurred on September 30, 1997.

     The Unaudited Pro Forma Combined Financial Statements have been prepared using the purchase method of accounting for the ECA Acquisition and the Elastex Acquisition, whereby the total cost of each acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective dates of such acquisitions. For purposes of the Unaudited Pro Forma Combined Financial Statements, such allocations have been made based upon currently available information and management's estimates. For convenience, the thirty-nine week period ended September 27, 1997 for ECA is hereinafter referred to as the nine months then ended.

     The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1996 is based on the respective audited financial statements for the year ended December 31, 1996 of the Company and the fiscal year ended December 28, 1996 of ECA and the unaudited financial statements for the year ended November 1, 1996 of Elastex; the Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 1997 is based on the respective unaudited financial statements for the nine months ended September 30, 1997 of the Company, ended September 27, 1997 of ECA and ended August 1, 1997 of Elastex; and the Unaudited Pro Forma Combined Balance Sheet as of September 30, 1997 is based on the respective unaudited financial statements as of September 30, 1997 of the Company, as of September 27, 1997 of ECA, and as of August 1, 1997 of Elastex. The unaudited financial statements reflect all adjustments, consisting of normal recurring accruals, which in the opinion of management of the applicable company are necessary for a presentation of results for the respective periods in accordance with the basis of presentation described in the respective company's financial statements.

     The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of the Company would actually have been if any of the Transactions had occurred on such dates or to project the results of operations or financial position of the Company for any future date or period.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                      YEAR ENDED DECEMBER 31, 1996
                                     --------------------------------------------------------------
                                     WORLDTEX     ELASTEX       ECA       ADJUSTMENTS     PRO FORMA
                                     --------     -------     -------     -----------     ---------
                                                         (DOLLARS IN THOUSANDS)
Net sales..........................  $207,829     $15,756     $55,798      $      --      $ 279,383
Cost of goods sold.................   168,754      13,055      41,828             --        223,637
                                     --------     -------     -------       --------       --------
Gross profit.......................    39,075       2,701      13,970             --         55,746
Selling, general and administrative
  expenses.........................    16,582         866       6,664            969(a)      25,081
                                     --------     -------     -------       --------       --------
Operating profit...................    22,493       1,835       7,306           (969)        30,665
Interest expense...................     5,826          --         814         12,264(b)      18,904
Other income (expense), net........       694          --          --             --            694
                                     --------     -------     -------       --------       --------
Income before income taxes.........    17,361       1,835       6,492        (13,233)        12,455
Income taxes.......................     6,415          --          --         (1,865)(c)      4,550
                                     --------     -------     -------       --------       --------
Net income.........................  $ 10,946     $ 1,835     $ 6,492      $ (11,368)     $   7,905
                                     ========     =======     =======       ========       ========

                                                  NINE MONTHS ENDED SEPTEMBER 30, 1997
                                     --------------------------------------------------------------
                                     WORLDTEX     ELASTEX       ECA       ADJUSTMENTS     PRO FORMA
                                     --------     -------     -------     -----------     ---------
                                                         (DOLLARS IN THOUSANDS)
Net sales..........................  $148,350     $14,964     $52,739      $      --      $ 216,053
Cost of goods sold.................   122,040      12,265      38,914             --        173,219
                                     --------     -------     -------       --------       --------
  Gross profit.....................    26,310       2,699      13,825             --         42,834
Selling, general and administrative
  expenses.........................    11,688       1,156       6,447            443(a)      19,734
                                     --------     -------     -------       --------       --------
Operating profit...................    14,622       1,543       7,378           (443)        23,100
Interest expense...................     4,417          21         983          8,876(b)      14,297
Other income (expense), net........        30         (65)         --             --            (35)
                                     --------     -------     -------       --------       --------
  Income before income taxes.......    10,235       1,457       6,395         (9,319)         8,768
Income taxes.......................     3,492          --          --           (557)(c)      2,935
                                     --------     -------     -------       --------       --------
  Net income.......................  $  6,743     $ 1,457     $ 6,395      $  (8,762)     $   5,833
                                     ========     =======     =======       ========       ========

---------------
(a) Reflects (i) amortization of goodwill associated with the acquisitions of Elastex and ECA of $1.8 million and $1.2 million for the year ended December 31, 1996 and nine months ended September 30, 1997, respectively; (ii) reduction of lease expense of $162,000 and $122,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, resulting from the buyout of certain leases of Elastex; and
    (iii) adjustment to management fees charged by the former parent of ECA of $637,000 and $641,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, net of $200,000 and $150,000 for the year ended December 31, 1996 and nine months ended September 30, 1997, respectively, for estimated costs on a stand alone basis.

(b) Reflects (i) pro forma interest expense calculated using an assumed interest rate of 9 5/8% per annum on the Senior Notes; (ii) estimated additional amortization of deferred financing costs of $567,000 and $424,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively; and (iii) elimination of allocated interest charges from the former parent of ECA of $437,000 and $707,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. If actual interest rates vary by 25 basis points from assumed rates, total pro forma interest expense will increase or decrease by $328,000 for the nine months ended September 30, 1997.

(c) Reflects an assumed effective corporate income tax rate of 38% on the earnings of Elastex, ECA and the pro forma adjustments.

(See Notes to Pro Forma Combined Statement of Operations on the following page.)

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                            AS OF SEPTEMBER 30, 1997
                                           -----------------------------------------------------------
                                           WORLDTEX   ELASTEX     ECA     ADJUSTMENTS        PRO FORMA
                                           --------   -------   -------   -----------        ---------
ASSETS
Current Assets:
  Cash...................................  $  8,435   $    --   $   180    $  13,730(a)(c)   $  22,345
  Accounts and notes receivable..........    38,708        --    12,041         (800)(a)        49,949
  Inventories............................    37,896     2,291    11,752           --            51,939
  Prepaid expenses and other current
     assets..............................     2,780        33       506           --             3,319
                                           --------    ------   -------     --------          --------
          Total current assets...........    87,819     2,324    24,479       12,930           127,552
Property, plant and equipment -- net.....    84,145     3,946     9,929           --            98,020
Other assets.............................    29,636        --       760       62,692(b)         93,088
                                           --------    ------   -------     --------          --------
                                           $201,600   $ 6,270   $35,168    $  75,622         $ 318,660
                                           ========    ======   =======     ========          ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings..................  $  2,128   $    --   $    --    $      --         $   2,128
  Current installments of long-term
     debt................................     7,807        --        --       (7,143)(c)           664
  Accounts and notes payable-trade and
     other liabilities...................    25,396     1,680     4,193           --            31,269
  Income taxes payable...................     1,431        --        --           --             1,431
                                           --------    ------   -------     --------          --------
          Total current liabilities......    36,762     1,680     4,193       (7,143)           35,492
Long-term debt...........................    66,428        --     6,000      113,113(c)        185,541
Other long-term liabilities..............    17,121        --       717           --            17,838
                                           --------    ------   -------     --------          --------
          Total liabilities..............   120,311     1,680    10,910      105,970           238,871
                                           --------    ------   -------     --------          --------
Stockholders' equity:
  Preferred stock........................        --        --        --           --                --
  Common stock...........................       147        --        --           --               147
  Paid-in capital........................    30,059     4,590    24,258      (28,848)(b)        30,059
  Retained earnings......................    63,662        --        --       (1,500)(d)        62,162
  Cumulative foreign translation
     adjustment..........................   (11,081)       --        --           --           (11,081)
  Less--Treasury stock, at cost..........    (1,498)       --        --           --            (1,498)
                                           --------    ------   -------     --------          --------
         Total stockholders' equity......    81,289     4,590    24,258      (30,348)           79,789
                                           --------    ------   -------     --------          --------
                                           $201,600   $ 6,270   $35,168    $  75,622         $ 318,660
                                           ========    ======   =======     ========          ========

---------------
(a) Reflects adjustments for certain assets not acquired in connection with the acquisitions of Elastex and ECA.

(b) Reflects the estimated allocation of the purchase price for the acquisitions of Elastex and ECA over the net book value of the respective assets acquired and liabilities assumed using the purchase method and capitalized debt issuance costs.

(c) Reflects the impact of the sources and uses of funds related to the Company's cash and debt from the Offering and the Elastex and ECA Acquisitions.

(d) Reflects the write-off of financing costs associated with the Company's existing debt due to the Offering.

     (c) Exhibits.

     The Index to Exhibits to this Report is incorporated herein by reference.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          WORLDTEX, INC.

                                          By /s/ MITCHELL R. SETZER
                                            ------------------------------------
                                            Mitchell R. Setzer
                                            Treasurer
Date: December 16, 1997

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                                          DESCRIPTION
-------   -------------------------------------------------------------------------------------
   2.1    Asset Purchase Agreement, dated as of October 29, 1997, among Elastic Corporation of
          America, Inc., Worldtex, Inc., and NFA Corp. -- filed herewith
  23.1    Consent of Deloitte & Touche LLP -- filed herewith
  99.1    News Release of Worldtex, Inc., dated December 1, 1997 -- filed herewith
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